UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 2, 2007

DPAC Technologies Corp.

(Exact Name of Registrant as Specified in Its Charter)

California	0-14843	33-0033759
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5675 Hudson Industrial Parkway, Hudson, Ohio	16056
(Address of Principal Executive Offices)	(Zip Code)

(800) 553-1170

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 2, 2007, DPAC Technologies Corp. (the “Company”), through its wholly owned subsidiary Quatech, Inc. (“Quatech”) entered into a Reservation of Rights and Loan Continuation Standstill Agreement (the “Standstill Agreement”) with National City Bank, under the Company’s Credit Agreement dated July 28, 2000, as amended (the “Credit Agreement”). Steven D. Runkel (Chief Executive Officer and President) and William J. Roberts (a Director) of the Company were parties to the Standstill Agreement in their capacities as guarantors of certain obligations under the Credit Agreement.

The Standstill Agreement, among other matters, extends the maturity dates for repayment of certain amounts of indebtedness of the Company under the Credit Agreement until August 24, 2007 (otherwise payable by the Company as of August 1 and August 5, 2007). Further, the Standstill Agreement permits the Company to continue to borrow under the Credit Agreements (subject to the terms thereof with respect to the maximum loan amount(s)) during such period of forbearance and notwithstanding the Company’s noncompliance with certain covenants contained in the Credit Agreement.

The foregoing description of the Standstill Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Standstill Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Reservation of Rights and Loan Continuation Standstill Agreement dated August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DPAC TECHNOLOGIES CORP.
(Registrant)

Date: August 6, 2007	By:	/S/ STEVEN D. RUNKEL
Steven D. Runkel
Chief Executive Officer and President